CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces First Quarter 2022 Net Income

Indiana, Pa. - April 21, 2022 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio and Upstate New York, announced net income of $29.1 million, or $0.74 per diluted share, for the first quarter of 2022 compared to net income of $22.5 million, or $0.57 per diluted share, for the fourth quarter of 2021 and net income of $31.9 million, or $0.81 per diluted share, for the first quarter of 2021.

First Quarter of 2022 Highlights:
•Return on average assets (ROA) of 1.25%, return on average equity (ROE) of 9.88% and return on average tangible equity (ROTE) (non-GAAP) of 14.61%.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) of 1.52%.
•Strong consumer loan growth of $38.6 million, or 9.8% annualized, compared to December 31, 2021.
•Total deposits remain stable with an improvement in the overall deposit mix to lower costing products compared to December 31, 2021.
•Nonperforming assets decreased $20.1 million, or 25%, compared to December 31, 2021.
•Net loan recoveries of $2.0 million drove a negative provision for credit losses of $0.5 million for the first quarter of 2022.
•S&T Bank was named highest in overall customer satisfaction with retail banking in the Pennsylvania region according to J.D. Power 2022 U.S. Retail Banking Satisfaction Study.*
•S&T's Board of Directors approved a $0.01 per share, or 3.4%, increase in the quarterly cash dividend to $0.30 per share compared to a $0.29 per share dividend declared in the prior quarter and a $0.02, or 7.1 percent, increase compared to the same period in the prior year.

"There is a lot to be proud of at S&T this quarter including our recognition by J.D. Power as the highest in overall customer satisfaction with retail banking in the Pennsylvania region. We are honored that our customers have great confidence and trust in us," said Chris McComish, chief executive officer. "During the quarter, we saw meaningful improvement in our credit quality, strong growth in our consumer loan portfolio and a better net interest margin with an improved outlook."

Net Interest Income

Net interest income decreased $0.7 million to $67.7 million for the first quarter of 2022 compared to $68.4 million for the fourth quarter of 2021. Net interest income related to Paycheck Protection Program (PPP) loans decreased $1.4 million to $1.7 million for the first quarter of 2022 compared to $3.1 million in the fourth quarter of 2021. Net interest income, excluding PPP, increased by $0.7 million compared to the prior quarter, in part due to higher average loans excluding PPP of $54.1 million compared to the prior quarter. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) increased 4 basis points to 3.16% compared to 3.12% in the prior quarter. The increase in NIM (FTE) (non-GAAP) was primarily due to an improved asset mix and higher loan and securities yields offset by lower PPP.
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Asset Quality

Asset quality improved with a $20.1 million, or 25%, decrease in nonperforming assets compared to December 31, 2021. The decrease primarily related to the sale of an other real estate owned (OREO) property which reduced nonperforming assets by $6.3 million, the return to accrual of $4.6 million of hotel loans due to improved operating performance and the pay-off of a $4.2 million commercial and industrial (C&I) nonperforming loan. Nonperforming assets to total loans plus OREO was 0.85% at March 31, 2022 compared to 1.13% at December 31, 2021. Net loan recoveries were $2.0 million for the first quarter of 2022 compared to net loan charge-offs of $17.7 million in the fourth quarter of 2021. The net recoveries primarily related to a $2.5 million recovery on a C&I relationship during the first quarter of 2022. The provision for credit losses was negative $0.5 million for the first quarter of 2022 compared to $7.1 million in the fourth quarter of 2021. The negative provision was mainly due to the recovery for the first quarter of 2022. The allowance for credit losses was 1.43% of total portfolio loans as of March 31, 2022 compared to 1.41% at December 31, 2021.

Noninterest Income and Expense

Noninterest income decreased $0.9 million to $15.2 million in the first quarter of 2022 compared to $16.1 million in the fourth quarter of 2021. Other income decreased $0.9 million primarily related to an unfavorable market valuation for a deferred compensation plan. Mortgage banking income decreased $0.5 million due to decreased activity with rising interest rates. Offsetting these decreases was an increase in debit and credit card fees of $0.6 million related to higher debit card activity. Noninterest expense decreased $2.8 million to $47.4 million for the first quarter of 2022 mainly due to a decrease of $3.4 million in salaries and employee benefits related to higher incentives in the fourth quarter of 2021. Other expense increased $0.5 million related to higher OREO expense compared to the fourth quarter of 2021.

Financial Condition

Total assets were $9.4 billion at March 31, 2022 compared to $9.5 billion at December 31, 2021. Securities increased $117.4 million compared to December 31, 2021 due to cash being redeployed to higher yielding assets. Total portfolio loans excluding PPP increased by $10.3 million compared to December 31, 2021. The consumer loan portfolio grew $38.6 million, or 9.8% annualized, with growth in all consumer categories compared to December 31, 2021. Total deposits remain stable with an improvement in the overall deposit mix to lower costing products compared to December 31, 2021. S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

S&T's Board of Directors approved a $0.01 per share, or 3.4%, increase in the quarterly cash dividend to $0.30 per share on April 18, 2022. This dividend compares to a $0.28 per share dividend declared in the same period in the prior year. The dividend is payable May 19, 2022 to shareholders of record on May 5, 2022.

Conference Call

S&T will host its first quarter 2022 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 21, 2022. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2022 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until April 28, 2022, by dialing 1.877.481.4010; the Conference ID is 44915.
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About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $9.4 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. S&T Bank recently received the highest ranking in customer satisfaction for retail banking in the Pennsylvania region by J.D. Power. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.

*S&T Bank received the highest score in Pennsylvania in the J.D. Power 2022 U.S. Retail Banking Satisfaction Study of customers’ satisfaction with their primary bank. Visit jdpower.com/awards for more details.

This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly,
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S&T Earnings Release -4

by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2021, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2022	2021	2021
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$64,593	$66,373	$70,232
Investment Securities:
Taxable	4,936	4,173	3,563
Tax-exempt	482	495	813
Dividends	98	94	173
Total Interest and Dividend Income	70,109	71,135	74,781

INTEREST EXPENSE
Deposits	1,853	2,186	3,481
Borrowings and junior subordinated debt securities	523	511	641
Total Interest Expense	2,376	2,697	4,122

NET INTEREST INCOME	67,733	68,438	70,659
Provision for credit losses	(512)	7,128	3,137
Net Interest Income After Provision for Credit Losses	68,245	61,310	67,522

NONINTEREST INCOME
Net gain on sale of securities	—	—	—
Debit and credit card	5,063	4,467	4,162
Service charges on deposit accounts	3,974	4,001	3,474
Wealth management	3,242	3,314	2,944
Mortgage banking	1,015	1,528	4,310
Other	1,932	2,794	2,346
Total Noninterest Income	15,226	16,104	17,236

NONINTEREST EXPENSE
Salaries and employee benefits	23,712	27,144	23,327
Data processing and information technology	4,435	4,668	4,225
Occupancy	3,882	3,624	3,827
Furniture, equipment and software	2,777	2,897	2,640
Professional services and legal	1,949	1,650	1,531
Other taxes	1,537	1,545	1,436
Marketing	1,361	1,346	1,322
FDIC insurance	937	1,044	1,046
Other	6,824	6,271	6,226
Total Noninterest Expense	47,414	50,189	45,580
Income Before Taxes	36,057	27,225	39,178
Income tax expense	6,914	4,748	7,276
Net Income	$29,143	$22,477	$31,902

Per Share Data
Shares outstanding at end of period	39,351,688	39,351,194	39,268,359
Average shares outstanding - diluted	39,089,933	39,082,285	39,021,208
Diluted earnings per share	$0.74	$0.57	$0.81
Dividends declared per share	$0.29	$0.29	$0.28
Dividend yield (annualized)	3.92%	3.68%	3.34%
Dividends paid to net income	39.06%	50.64%	34.40%
Book value	$30.11	$30.66	$29.75
Tangible book value (1)	$20.49	$21.03	$20.08
Market value	$29.58	$31.52	$33.50

Profitability Ratios (Annualized)
Return on average assets	1.25%	0.94%	1.42%
Return on average shareholders' equity	9.88%	7.39%	11.15%
Return on average tangible shareholders' equity (2)	14.61%	10.95%	16.78%
Pre-provision net revenue/ average assets (3)	1.52%	1.44%	1.89%
Efficiency ratio (FTE) (4)	56.82%	59.01%	51.47%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	2022	2021	2021
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$823,757	$922,215	$671,429
Securities, at fair value	1,028,218	910,793	817,299
Loans held for sale	1,346	1,522	12,794
Commercial loans:
Commercial real estate	3,257,955	3,236,653	3,284,555
Commercial and industrial	1,675,316	1,728,969	1,931,711
Commercial construction	398,592	440,962	460,417
Total Commercial Loans	5,331,863	5,406,584	5,676,683
Consumer loans:
Residential mortgage	912,531	899,956	881,245
Home equity	581,821	564,219	530,350
Installment and other consumer	112,297	107,928	80,646
Consumer construction	25,399	21,303	14,244
Total Consumer Loans	1,632,048	1,593,406	1,506,485
Total Portfolio Loans	6,963,911	6,999,990	7,183,168
Allowance for credit losses	(99,915)	(98,576)	(115,101)
Total Portfolio Loans, Net	6,863,996	6,901,414	7,068,067
Federal Home Loan Bank and other restricted stock, at cost	9,349	9,519	12,199
Goodwill	373,424	373,424	373,424
Other assets	332,191	369,642	373,767
Total Assets	$9,432,281	$9,488,529	$9,328,979

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,740,315	$2,748,586	$2,539,594
Interest-bearing demand	1,070,656	979,133	976,225
Money market	1,992,916	2,070,579	2,002,857
Savings	1,117,985	1,110,155	1,036,927
Certificates of deposit	1,038,586	1,088,071	1,320,425
Total Deposits	7,960,458	7,996,524	7,876,028

Borrowings:
Securities sold under repurchase agreements	70,112	84,491	67,417
Short-term borrowings	—	—	—
Long-term borrowings	22,171	22,430	23,282
Junior subordinated debt securities	54,408	54,393	64,097
Total Borrowings	146,691	161,314	154,796
Other liabilities	140,182	124,237	129,877
Total Liabilities	8,247,331	8,282,075	8,160,701

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,184,950	1,206,454	1,168,278
Total Liabilities and Shareholders' Equity	$9,432,281	$9,488,529	$9,328,979

Capitalization Ratios
Shareholders' equity / assets	12.56%	12.71%	12.52%
Tangible common equity / tangible assets (5)	8.91%	9.08%	8.81%
Tier 1 leverage ratio	9.85%	9.74%	9.71%
Common equity tier 1 capital	12.26%	12.03%	11.84%
Risk-based capital - tier 1	12.67%	12.43%	12.26%
Risk-based capital - total	14.18%	13.79%	13.93%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2022		2021		2021
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$756,141	0.16%	$877,738	0.16%	$302,219	0.09%
Securities, at fair value	1,002,212	2.10%	883,066	2.02%	782,118	2.34%
Loans held for sale	1,545	3.51%	2,057	3.03%	6,360	2.83%
Commercial real estate	3,257,238	3.65%	3,252,946	3.59%	3,253,641	3.76%
Commercial and industrial	1,712,865	3.98%	1,729,014	4.21%	1,957,459	4.31%
Commercial construction	409,264	3.30%	446,219	3.19%	485,269	3.37%
Total Commercial Loans	5,379,367	3.73%	5,428,179	3.76%	5,696,369	3.91%
Residential mortgage	896,268	4.02%	889,758	4.03%	897,427	4.22%
Home equity	570,781	3.43%	558,158	3.37%	532,708	3.65%
Installment and other consumer	109,972	5.44%	103,450	5.63%	79,907	6.33%
Consumer construction	21,833	3.37%	16,203	3.50%	15,908	4.79%
Total Consumer Loans	1,598,854	3.90%	1,567,569	3.90%	1,525,950	4.14%
Total Portfolio Loans	6,978,221	3.77%	6,995,748	3.79%	7,222,319	3.96%
Total Loans	6,979,765	3.77%	6,997,805	3.79%	7,228,679	3.96%
Federal Home Loan Bank and other restricted stock	9,280	3.40%	9,720	3.06%	11,242	4.94%
Total Interest-earning Assets	8,747,398	3.27%	8,768,329	3.25%	8,324,259	3.67%
Noninterest-earning assets	709,246		722,029		756,273
Total Assets	$9,456,644		$9,490,357		$9,080,532

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$986,639	0.08%	$967,826	0.07%	$895,891	0.10%
Money market	2,055,857	0.15%	2,063,447	0.17%	1,968,779	0.19%
Savings	1,109,048	0.03%	1,090,211	0.03%	995,228	0.06%
Certificates of deposit	1,070,189	0.32%	1,147,664	0.36%	1,344,604	0.65%
Total Interest-bearing Deposits	5,221,733	0.14%	5,269,148	0.16%	5,204,503	0.27%
Securities sold under repurchase agreements	81,790	0.10%	76,171	0.10%	64,653	0.15%
Short-term borrowings	—	—%	—	—%	25,556	0.19%
Long-term borrowings	22,310	1.95%	22,566	1.96%	23,471	2.00%
Junior subordinated debt securities	54,398	2.95%	54,383	2.77%	64,088	3.09%
Total Borrowings	158,498	1.34%	153,120	1.32%	177,768	1.46%
Total Interest-bearing Liabilities	5,380,231	0.18%	5,422,269	0.20%	5,382,271	0.31%
Noninterest-bearing liabilities	2,879,718		2,861,873		2,538,149
Shareholders' equity	1,196,694		1,206,216		1,160,113
Total Liabilities and Shareholders' Equity	$9,456,644		$9,490,357		$9,080,532

Net Interest Margin (6)		3.16%		3.12%		3.47%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2022		2021		2021
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$26,699	0.82%	$32,892	1.02%	$98,606	3.00%
Commercial and industrial	14,673	0.90%	19,810	1.15%	18,145	0.94%
Commercial construction	864	0.22%	2,471	0.56%	384	0.08%
Commercial loan held for sale	—	—%	—	—%	2,798	NM
Total Nonperforming Commercial Loans	42,236	0.79%	55,173	1.02%	119,933	2.11%
Consumer loans:
Residential mortgage	7,450	0.82%	8,227	0.91%	11,737	1.33%
Home equity	2,713	0.47%	2,733	0.48%	3,441	0.65%
Installment and other consumer	125	0.11%	158	0.15%	100	0.12%
Total Nonperforming Consumer Loans	10,287	0.63%	11,118	0.70%	15,278	1.01%
Total Nonperforming Loans	$52,524	0.75%	$66,291	0.95%	$135,211	1.88%
NM - not meaningful

	2022	2021	2021
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$982	$18,048	$6,532
Recoveries	(3,019)	(393)	(721)
Net Loan (Recoveries) Charge-offs	($2,037)	$17,655	$5,812

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$178	$1,352	$698
Commercial and industrial	(2,507)	16,053	4,913
Commercial construction	(1)	(10)	(1)
Total Commercial Loan (Recoveries) Charge-offs	(2,330)	17,395	5,610
Consumer loans:
Residential mortgage	81	104	71
Home equity	(20)	8	232
Installment and other consumer	232	148	(102)
Total Consumer Loan Charge-offs (Recoveries)	293	260	202
Total Net Loan (Recoveries) Charge-offs	($2,037)	$17,655	$5,812

	2022	2021	2021
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$52,524	$66,291	$135,211
OREO	7,028	13,313	1,620
Total Nonperforming assets	59,552	79,604	136,831
Troubled debt restructurings (nonaccruing)	15,389	21,774	29,983
Troubled debt restructurings (accruing)	10,739	9,921	17,916
Total troubled debt restructurings	26,128	31,695	47,899
Nonperforming loans / total loans	0.75%	0.95%	1.88%
Nonperforming assets / total loans plus OREO	0.85%	1.13%	1.90%
Allowance for credit losses / total portfolio loans	1.43%	1.41%	1.60%
Allowance for credit losses / total portfolio loans excluding PPP	1.44%	1.43%	1.72%
Allowance for credit losses / nonperforming loans	190%	149%	85%
Net loan (recoveries) charge-offs	($2,037)	$17,655	$5,812
Net loan (recoveries) charge-offs (annualized) / average loans	(0.12%)	1.02%	0.33%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2021	2021
	First	Fourth	First
(dollars and shares in thousands)	Quarter	Quarter	Quarter
		4Q21	1Q21
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,184,950	$1,206,454	$1,168,278
Less: goodwill and other intangible assets, net of deferred tax liability	(378,557)	(378,871)	(379,911)
Tangible common equity (non-GAAP)	$806,393	$827,583	$788,367
Common shares outstanding	39,352	39,351	39,268
Tangible book value (non-GAAP)	$20.49	$21.03	$20.08

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$118,192	$89,176	$129,378
Plus: amortization of intangibles (annualized), net of tax	1,276	(366)	1,464
Net income before amortization of intangibles (annualized)	$119,468	$90,552	$130,842

Average total shareholders' equity	$1,196,694	$1,206,216	$1,160,113
Less: average goodwill and other intangible assets, net of deferred tax liability	(378,761)	(379,090)	(380,144)
Average tangible equity (non-GAAP)	$817,932	$827,126	$779,969
Return on average tangible shareholders' equity (non-GAAP)	14.61%	10.95%	16.78%

(3) PPNR / Average Assets (non-GAAP)
Income before taxes	$36,057	$27,225	$39,178
Plus: Provision for credit losses	(512)	7,128	3,137
Total	$35,545	$34,353	$42,315
Total (annualized) (non-GAAP)	$144,155	$136,292	$171,611
Average assets	$9,456,644	$9,490,357	$9,080,532
PPNR / Average Assets (non-GAAP)	1.52%	1.44%	1.89%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$47,414	$50,189	$45,580
Net interest income per consolidated statements of net income	67,733	68,438	70,659
Plus: taxable equivalent adjustment	493	510	664
Net interest income (FTE) (non-GAAP)	$68,226	$68,948	$71,323
Noninterest income	15,226	16,104	17,236
Less: net (gains) losses on sale of securities	—	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$83,452	$85,052	$88,560
Efficiency ratio (non-GAAP)	56.82%	59.01%	51.47%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2021	2021
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter

(5) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,184,950	$1,206,454	$1,168,278
Less: goodwill and other intangible assets, net of deferred tax liability	(378,557)	(378,871)	(379,911)
Tangible common equity (non-GAAP)	$806,393	$827,583	$788,367

Total assets	$9,432,281	$9,488,529	$9,328,979
Less: goodwill and other intangible assets, net of deferred tax liability	(378,557)	(378,871)	(379,911)
Tangible assets (non-GAAP)	$9,053,724	$9,109,658	$8,949,068
Tangible common equity to tangible assets (non-GAAP)	8.91%	9.08%	8.81%

(6) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$70,109	$71,135	$74,781
Less: interest expense	(2,376)	(2,697)	(4,122)
Net interest income per consolidated statements of net income	$67,733	$68,438	$70,659
Plus: taxable equivalent adjustment	493	510	664
Net interest income (FTE) (non-GAAP)	$68,226	$68,948	$71,323
Net interest income (FTE) (annualized)	$276,694	$273,537	$289,253
Average interest- earning assets	$8,747,398	$8,768,329	$8,324,259
Net interest margin (FTE) (non-GAAP)	3.16%	3.12%	3.47%

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